EXHIBIT 10.33

                                 PROMISSORY NOTE

$ 600,000.00                                              MINNEAPOLIS, MINNESOTA
                                                               NOVEMBER 18, 1998

         FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, within thirty (30) days after demand, the undersigned promises to pay to the order of CHILDREN'S BROADCASTING CORPORATION the sum of Six Hundred Thousand and no/100 Dollars ($600,000.00) with interest on the unpaid balance of this Note which shall accrue at the rate of 14% per annum from the date hereof through the due date, and shall accrue on the basis of actual days based on a 365-day year. The undersigned reserves the right to prepay all or any part of the principal of this Note at any time without penalty.

         Notwithstanding any provision to the contrary contained in this Note, the undersigned shall not be required to pay, and the holder of this Note (the "Holder") shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note, then in such event: 1) the provisions of this paragraph shall govern and control; 2) the undersigned shall not be obligated to pay any Excess Interest; 3) and Excess Interest that the Holder may have received hereunder shall be, at the Holder's option, (a) applied as a credit against the outstanding principal balance of this Note or the accrued and unpaid interest (not to exceed the maximum amount permitted by law),
(b) refunded to the payor thereof, or (c) any combination of the foregoing; 4) the interest rate provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Note shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and 5) the undersigned shall not have any action against the Holder for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on this Note is calculated at the Maximum Rate rather than the applicable rate under this Note, and thereafter the Maximum Rate exceeds the applicable rate, the rate of interest payable on this Note shall become the Maximum Rate until the Holder shall have received the amount of interest which the Holder would have received during such period on this Note had the rate of interest not been limited to the Maximum Rate during such period.

         The undersigned hereby acknowledges that this Note is entered into in the State of Minnesota and is governed by Minnesota law. The undersigned further consents to the jurisdiction and venue of the courts of the County of Hennepin, State of Minnesota, for any and all disputes which may arise under this Note.

         The makers, endorsers and guarantors hereof waive presentment for payment, notice of non-payment, protest and notice of protest, and consent that the time of payment may be extended without notice. If any part of the principal or interest of this note is not paid when due, then the whole principal sum shall immediately become due and payable at the option of the holder without notice. And the maker and all other parties liable hereon agree to pay the cost of collection of this note, including a reasonable attorney fee.

                                             HARMONY HOLDINGS, INC.

                                       BY:   /s/ James G. Gilbertson
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                                       ITS:  Chief Operating Officer
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